UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Callidus Software Inc. sent the communications below to its employees on January 31, 2018.

Hello everyone,

There has been a lot of positive press on the SAP and CallidusCloud merger.  SAP is very excited to have us join the team.  This is an amazing opportunity for all of us to scale our careers and the company we have built.

Below I have included some excerpts from SAP’s earnings release and media interviews that occurred post the announcement.

Bill McDermott on the earnings call

We will fuse Hana with CallidusCloud’s market leading sales solutions. Together we will deliver the most complete end to end offering in the market. CallidusCloud is already a fast growing company, but together like we’ve done with its predecessors, CallidusCloud will grow even faster — count on it!

I really like what we did with Callidus on the CRM side. You have to remember a couple of things here. First, we run Callidus to run SAP. We had the best engineers in the software industry study this industry carefully. About 80% of Callidus’ revenue is from the US market now. Can you imagine when we light up the global switch for growth? Yes it will scale and it will scale globally.  Callidus scale extremely well.

Callidus really strengthens us in the area we needed it most, so we’re going after the CRM space. It’s too big a market to leave alone. And some of the participants have had it a little easy lately, and we’re going to change that.

Now Leslie, the CEO of the company, also immediately saw the virtue of full integration with SAP. So this isn’t one that we’re going to be running over in a corner somewhere. This is right back into the core of the company. We will hit the ground running on this. And day one we will start accelerating the growth rates of CallidusCloud globally.

Bill McDermott during a Bloomberg interview

Callidus was too good to pass up, SAP CEO Bill McDermott tells Bloomberg. SAP SE Chief Executive Officer Bill McDermott,…… and revealed a $2.4 billion deal for Callidus Software Inc., its biggest acquisition in more than three years.

I look forward to our journey.

Roxanne

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. (“Callidus”) will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to Callidus stockholders entitled to vote at the special meeting related to the proposed merger, and will contain important information about the proposed transaction and related matters. CALLIDUS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO IT. Callidus stockholders are advised that they may obtain free copies of the proxy statement filed by Callidus with the SEC (when it becomes available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the proxy statement may be obtained (when it becomes available) from Callidus’s website at https://investor.calliduscloud.com/about-us/investor-relations/ or from Callidus by written request to Investor Relations, Callidus Software Inc., 4140 Dublin Blvd #400, Dublin, CA 94568.

Additionally, Callidus and SAP SE (“SAP”) will file other relevant materials in connection with the proposed acquisition of Callidus by SAP America, Inc. (“Parent”), a Delaware corporation, an indirectly wholly-owned subsidiary of SAP and the principal U.S. operating subsidiary of SAP, pursuant to the terms of an Agreement and Plan of Merger by and among, Parent, Emerson Acquisition Corp., a wholly owned subsidiary of Parent, and Callidus. SAP, Callidus and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Callidus stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F and the proxy statement and other relevant materials filed with the SEC when they become available. These documents are available free of charge at the SEC’s website at www.sec.gov. Information concerning the interests of Callidus’s participants in the solicitation, which may, in some cases, be different than those of Callidus stockholders generally, will be set forth in the proxy statement relating to the proposed merger when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication regarding the proposed merger, the expected timetable for completing the merger, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements about beliefs, goals, plans, prospects and expectations, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”). Any statements that are not historical fact, including statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words), or similar expressions of a future or forward-looking nature, identify forward-looking statements. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward looking statements, including without limitation: the risk that parties may be unable to consummate the proposed transaction due to failure to satisfy conditions to the completion of the merger, including the receipt of stockholder approval or regulatory approval, which might not be obtained on the terms expected, on the anticipated schedule or at all; uncertainties as to the timing of the completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the possibility that the parties may be unable to achieve expected benefits and synergies of the merger within the expected timeframes or at all, or to successfully integrate Callidus’s operations into those of SAP; the possibility that such integration may be more difficult, time consuming or costly than expected; risk that revenues following the transaction may be lower than expected, or that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; the retention of key employees at Callidus; disruption of management attention from ongoing business operations due to the transaction; uncertainties in the accounting and tax treatment of the merger; legal proceedings that may be instituted against SAP or Callidus and others following announcement of the proposed transaction; the effects of the business combination of SAP and Callidus, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in the Callidus Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Callidus’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are available at http://www.sec.gov and on Callidus’s website at https://investor.calliduscloud.com/about-us/investor-relations. Callidus assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.